Exhibit 99.1

UWM Holdings Corporation Announces
Third Quarter 2026 Results

Loan Origination Volume of $33.4 Billion. Net Income of $212.6 million.

PONTIAC, MI, November 4, 2026 - UWM Holdings Corporation (NYSE: UWMC) (“UWMC” or the “Company”), the publicly traded indirect parent of United Wholesale Mortgage (“UWM”), today announced its results for the third quarter ended September 30, 2026. Total loan origination volume was $33.4 billion for the third quarter 2026. The Company reported 3Q26 total revenue of $811.1 million, net income of $212.6 million and adjusted EBITDA of $178.3 million.

Mat Ishbia, Chairman, Chief Executive Officer and President of UWMC, said, “Our third quarter results show the strength of UWM and our ability to perform in any market. Even with rates staying higher, our origination engine, operational execution and service levels continue to set us apart. At the same time, the investments we’re making in artificial intelligence and technology are driving greater efficiencies across the business and helping lower expenses. The broker channel continues to show its strength and resiliency, and we’re going to keep investing in our business, helping mortgage brokers win and finding ways to make homeownership more affordable for consumers across the U.S.”

Third Quarter 2026 Highlights

•Originations of $33.4 billion in 3Q26, compared to $39.7 billion in 2Q26 and $41.7 billion in 3Q25
•Purchase originations of $22.8 billion in 3Q26, compared to $23.8 billion in 2Q26 and $25.2 billion in 3Q25
•Refinance originations of $10.6 billion in 3Q26, compared to $15.9 billion in 2Q26 and $16.5 billion in 3Q25
•Total gain margin of 124 bps in 3Q26 compared to 133 bps in 2Q26 and 130 bps in 3Q25
•Total revenue of $811.1 million in 3Q26 compared to $888.0 million in 2Q26 and $843.3 million in 3Q25
•Net income of $212.6 million in 3Q26 compared to net loss of $451.9 million in 2Q26 and net income of $12.1 million in 3Q25
•Adjusted EBITDA of $178.3 million in 3Q26 compared to $185.9 million in 2Q26 and $211.1 million in 3Q25
•Total equity of $1.3 billion at September 30, 2026, compared to $1.0 billion at June 30, 2026, and $1.6 billion at September 30, 2025
•Total redeemable preferred stock of $1.5 billion at September 30, 2026
•Unpaid principal balance of MSRs of $269.8 billion with a WAC of 5.97% at September 30, 2026, compared to $247.6 billion with a WAC of 5.93% at June 30, 2026, and $216.0 billion with a WAC of 5.57% at September 30, 2025
•Ended 3Q26 with approximately $1.35 billion of available liquidity, reflecting $394.8 million of unrestricted cash plus available borrowing capacity under our secured and unsecured lines of credit

Production and Income Statement Highlights (dollars in thousands, except per share amounts)

	Q3 2026	Q2 2026	Q3 2025
Loan origination volume(1)	$33,393,756	$39,702,264	$41,742,070
Total gain margin(1)(2)	1.24%	1.33%	1.30%
Total revenue	$811,093	$888,003	$843,252
Net income (loss)	212,570	(451,902)	12,088
Diluted earnings (loss) per share	0.09	(0.24)	(0.01)
Adjusted diluted earnings (loss) per share(3)	0.10	(0.23)	0.01
Adjusted net income (loss) available to Class A Common Shareholders(3)	158,065	(366,756)	9,621
Adjusted EBITDA(3)	178,261	185,879	211,073

(1) Key operational metric (see discussion below)
(2) Represents total loan production income divided by loan origination volume
(3) Non-GAAP metric (see discussion and reconciliations below)
Balance Sheet Highlights as of Period-end (dollars in thousands)

	Q3 2026	Q2 2026	Q3 2025
Cash and cash equivalents	$420,420	$498,407	$870,703
Mortgage loans at fair value	8,634,559	9,619,076	10,784,461
Mortgage servicing rights	6,527,159	5,311,465	3,308,585
Total assets	18,810,561	17,940,542	17,022,337
Net non-funding debt (1)	4,983,299	5,563,025	3,041,425
Total preferred and common equity (1)	2,819,061	985,308	1,587,078
Net non-funding debt to total preferred and common equity (1)	1.77	5.65	1.92
(1) Non-GAAP metric (see discussion and reconciliations below)

Mortgage Servicing Rights (dollars in thousands)

	Q3 2026	Q2 2026	Q3 2025
Unpaid principal balance	$269,788,104	$247,648,881	$216,028,448
Weighted average interest rate	5.97%	5.93%	5.57%
Weighted average age (months)	16	12	19

Third Quarter Business Highlights:
ChatUWM Enhancements
•UWM announced the most significant evolution of ChatUWM since its launch in 2024. Powered by leading AI models and purpose-built for the mortgage industry, the enhanced platform features a refreshed interface, streamlined project access and enhanced intelligence designed to help brokers work more efficiently and stay focused on serving clients. Brokers can upload and analyze documents, summarize pipeline actions, find answers to complex industry questions, and create marketing content and images.
ChatUWM Mobile App
•UWM launched the ChatUWM mobile app, bringing the power of AI directly into mortgage brokers’ hands. Built exclusively for broker partners, the app helps brokers manage their pipeline and access UWM tools on the go, combining the functionality they already rely on with ChatUWM’s AI capabilities, including a new AI Voice Assistant that delivers instant answers.
ChatGPT Plugin with Mortgage Matchup
•UWM launched a Mortgage Matchup plugin for ChatGPT, making it easier for consumers to find expert mortgage loan originators in their area and navigate the home buying process. Users can calculate home affordability, access a variety of mortgage calculators, review common mortgage terms and explore educational content.
VantageScore® 4.0

•UWM was the first mortgage lender to offer VantageScore® 4.0 and approximately 25% of borrowers have experienced a more advantageous credit result. This can help improve pricing, and potentially lead to lower costs including LLPAs and mortgage insurance, increasing loan eligibility and access to credit.
Product and Investor Mix - Unpaid Principal Balance of Originations (dollars in thousands)

Purchase:	Q3 2026	Q2 2026	Q3 2025
Conventional	$12,831,815	$13,209,888	$14,677,985
Government	8,439,245	8,721,020	8,411,136
Jumbo and other (1)	1,497,078	1,841,685	2,124,362
Total Purchase	$22,768,138	$23,772,593	$25,213,483

Refinance:	Q3 2026	Q2 2026	Q3 2025
Conventional	$3,542,927	$6,011,927	$7,193,198
Government	5,402,491	8,401,321	7,302,600
Jumbo and other (1)	1,680,200	1,516,423	2,032,789
Total Refinance	$10,625,618	$15,929,671	$16,528,587
Total Originations	$33,393,756	$39,702,264	$41,742,070

(1) Comprised of non-agency jumbo products, construction loans, and non-qualified mortgage products, including home equity loans and lines of credit ("HELOCs") (which in many instances are second liens).

Earnings Conference Call Details
As previously announced, the Company will hold a conference call for financial analysts and investors on Wednesday, November 4, 2026, at 11:00 a.m. ET to review the results. Interested parties may register for a toll-free dial-in number by visiting:
https://uwm.zoom.us/webinar/register/WN_RqGxxp-XQKaIaIeRpjkbKg
Please dial in at least 15 minutes in advance to ensure a timely connection to the call. Replay and supporting materials will be available on the Company's investor relations website at https://investors.uwm.com/.
Key Operational Metrics
“Loan origination volume” and “Total gain margin” are key operational metrics that the Company's management uses to evaluate the performance of the business. “Loan origination volume” is the aggregate principal of the residential mortgage loans originated by the Company during a period. “Total gain margin” represents total loan production income divided by loan origination volume for the applicable periods.

Non-GAAP Metrics
The Company's net income does not reflect the income tax provision that would otherwise be reflected if 100% of the economic interest in UWM was owned by the Company. Therefore, for comparison purposes, the Company provides “Adjusted net income (loss) available to Class A common shareholders,” which is our pre-tax income (loss) together with an adjusted income tax provision (benefit), which is calculated as the provision for income taxes plus the tax effects of net income attributable to non-controlling interest determined using a blended statutory effective tax rate, less preferred stock dividends. “Adjusted net income (loss) available to Class A common shareholders” is a non-GAAP metric. “Adjusted diluted EPS” is defined as “Adjusted net income (loss) available to Class A common shareholders” divided by the weighted average number of shares of Class A common stock outstanding for the applicable period, assuming the exchange and conversion of all outstanding Class D common stock for Class A common stock, and is calculated and presented for periods in which the assumed exchange and conversion of Class D common stock to Class A common stock is anti-dilutive to EPS.
We also disclose Adjusted EBITDA, which we define as earnings before interest expense on non-funding debt, provision for income taxes, depreciation and amortization, adjusted to exclude stock-based compensation expense, the change in fair value of MSRs due to valuation inputs or assumptions, gains or losses on other interest rate derivatives, the impact of non-cash deferred compensation expense, the change in fair value of the Public and Private Warrants, the non-cash income/expense impact of the change in the Tax Receivable Agreement liability, the change in fair value of retained investment securities, and acquisition-related expenses (net of recoveries) as we believe these adjustments are not indicative of our performance or results of operations. Adjusted EBITDA includes interest expense on funding facilities, which are recorded as a component of interest expense, as these expenses are a direct operating expense driven by loan origination volume. By contrast, interest expense on non-funding debt is a function of our capital structure and is therefore excluded from Adjusted EBITDA. Non-funding debt includes the Company's senior notes, lines of credit, borrowings against investment securities, and finance leases.
In addition, we disclose “Net non-funding debt,” “Total preferred and common equity,” and the “Net non-funding debt-to-equity ratio” as a non-GAAP metric. We define “Net non-funding debt” as the total of the Company's senior notes, lines of credit, borrowings against investment securities, and finance leases, less unrestricted cash, “Total preferred and common equity” as total equity plus total redeemable preferred stock, and the “Net non-funding debt-to-equity ratio” as “Net non-funding debt” divided by “Total preferred and common equity.”
Management believes that these non-GAAP metrics provide useful information to investors. These measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for any other operating performance measure calculated in accordance with GAAP and may not be comparable to a similarly titled measure reported by other companies.
The following tables set forth the reconciliations of these non-GAAP financial measures to their most directly comparable financial measure calculated in accordance with GAAP (dollars in thousands, except per share amounts):

Adjusted net income (loss) available to Class A Common Shareholders	Q3 2026	Q2 2026	Q3 2025
Earnings (loss) before income taxes	$223,701	$(472,921)	$12,670
Adjusted income tax (provision) benefit	(39,511)	106,165	(3,049)
Preferred stock dividends	(26,125)	—	—
Adjusted net income (loss) available to Class A Common Shareholders	$158,065	$(366,756)	$9,621

Adjusted Diluted EPS	Q3 2026	Q2 2026	Q3 2025
Diluted weighted average Class A Common shares outstanding	343,280,299	337,525,247	221,354,499
Assumed pro forma conversion of Class D shares(1)	1,261,862,603	1,264,749,262	1,378,084,794
Adjusted diluted weighted average shares outstanding(1)	1,605,142,902	1,602,274,509	1,599,439,293

Adjusted net income (loss) available to Class A Common Shareholders	158,065	(366,756)	9,621
Adjusted Diluted EPS	0.10	(0.23)	0.01
(1) Reflects the pro forma exchange and conversion of antidilutive Class D common stock to Class A common stock

Adjusted EBITDA	Q3 2026	Q2 2026	Q3 2025
Net income (loss)	212,570	(451,902)	12,088
Interest expense on non-funding debt	84,981	86,810	51,828
Provision (benefit) for income taxes	11,131	(21,019)	582
Depreciation and amortization	14,611	14,655	12,747
Stock-based compensation expense	10,188	12,494	14,732
Change in fair value of MSRs due to valuation inputs or assumptions, net	(632,858)	(65,056)	158,842
(Gain) loss on other interest rate derivatives	481,537	603,191	(27,813)
Deferred compensation, net	(10,064)	2,100	(11,117)
Change in fair value of Public and Private Warrants	—	—	770
Change in Tax Receivable Agreement liability	—	612	41
Change in fair value of investment securities	5,824	558	(1,627)
Acquisition-related expenses (net of recoveries)	341	3,436	—
Adjusted EBITDA	178,261	185,879	211,073

Net non-funding debt and net non-funding debt to total preferred and common equity	Q3 2026	Q2 2026	Q3 2025
Senior notes	$2,985,505	$2,984,328	$3,780,620
Secured lines of credit	2,290,000	2,950,000	—
Borrowings against investment securities	80,677	83,660	87,142
Finance lease liability	21,922	22,441	23,363
Less: unrestricted cash	(394,805)	(477,404)	(849,700)
Total net non-funding debt	$4,983,299	$5,563,025	$3,041,425
Total preferred and common equity	$2,819,061	$985,308	$1,587,078
Net non-funding debt to total preferred and common equity	1.77	5.65	1.92

Cautionary Note Regarding Forward-Looking Statements
This press release and our earnings call include forward-looking statements. These forward-looking statements are generally identified using words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict” and similar words indicating that these reflect our views with respect to future events. Forward-looking statements in this press release and our earnings call include statements regarding: (1) our position amongst our competitors and ability to capture market share and maintain our industry leading position; (2) our investments in technology, including artificial intelligence, and its impact to our operations; (3) growth of the wholesale and broker channels, the impact of our strategies on such growth and the benefits to our business of such growth; (4) our growth and strategies to remain the leading mortgage lender, and the timing and drivers of that growth; (5) our expectations for future market environments, including interest rates, and the timing of such market changes; (6) our performance in shifting market conditions and the comparison of such performance against our competitors; and (7) our ability to produce results in future years at or above prior levels or expectations, and our strategies for producing such results. These statements are based on management’s current expectations, but are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to materially differ from those stated or implied in the forward-looking statements, including: (i) UWM’s ability to successfully implement strategic decisions and product launches; (ii) UWM’s dependence on macroeconomic and U.S. residential real estate market conditions, including changes in U.S. monetary policies, more specifically caused by the Presidential Administration that affect interest rates and inflation; (iii) UWM’s reliance on its warehouse and MSR facilities and the risk of a decrease in the value of the collateral underlying certain of its facilities causing an unanticipated margin call; (iv) UWM’s ability to sell loans in the secondary market; (v) UWM’s dependence on the government-sponsored entities such as Fannie Mae and Freddie Mac; (vi) changes in the GSEs, FHA, USDA and VA guidelines or GSE and Ginnie Mae guarantees; (vii) our ability to comply with all rules and regulations in connection with the launch of our internal servicing and the new risks that may be presented as a result of the transition; (viii) UWM’s dependence on Independent Mortgage Advisors to originate mortgage loans; (ix) the risk that an increase in the value of the MBS UWM sells in forward markets to hedge its pipeline may result in an unanticipated margin call; (x) UWM’s inability to continue to grow, or to effectively manage the growth of its loan origination volume; (xi) UWM’s ability to continue to attract and retain its broker relationships; (xii) UWM’s ability to implement technological innovation, such as AI in our operations; (xiii) the occurrence of a data breach or other failure of UWM’s cybersecurity or information security systems; (xiv) reliance on third-party software and services; the occurrence of data breaches or other cybersecurity failures at our third-party sub-servicers or other third-party vendors; (xv) UWM’s ability to continue to comply with the complex state and federal laws, regulations or practices applicable to mortgage loan origination and servicing in general; and (xvi) other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission including those under “Risk Factors” therein. We wish to caution readers that certain important factors may have affected and could in the future affect our results and could cause actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of us. We undertake no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.
About UWM Holdings Corporation and United Wholesale Mortgage
Headquartered in Pontiac, Michigan, UWM Holdings Corporation (“UWMC”) is the publicly traded indirect parent of United Wholesale Mortgage, LLC (“UWM”). UWM has been the largest wholesale mortgage lender for eleven consecutive years and is the largest purchase lender in the nation. With a culture of continuous innovation of technology and enhanced client experience, UWM leads the market by building upon its proprietary and exclusively licensed technology platforms, superior service and focused partnership with the independent mortgage broker community. UWM originates primarily conforming and government loans across all 50 states and the District of Columbia. For more information, visit uwm.com or call 800-981-8898. NMLS #3038.

For inquiries regarding UWM, please contact:
INVESTOR CONTACT	MEDIA CONTACT
BLAKE KOLO	NICOLE ROBERTS
InvestorRelations@uwm.com	Media@uwm.com

UWM HOLDINGS CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except shares and per share amounts)

	September 30, 2026	December 31, 2025
Assets	(Unaudited)
Cash and cash equivalents (includes restricted cash of $25.6 million and $21.0 million, respectively)	$420,420	$503,364
Mortgage loans at fair value	8,634,559	9,932,729
Derivative assets	292,840	37,567
Investment securities at fair value, pledged	88,152	100,512
Accounts receivable, net	726,566	526,694
Mortgage servicing rights	6,527,159	4,073,781
Premises and equipment, net	173,134	180,199
Operating lease right-of-use asset (includes $88.7 million and $93.4 million with related parties)	89,213	94,310
Finance lease right-of-use asset, net (includes $19.1 million and $20.7 million with related parties)	19,550	21,247
Loans eligible for repurchase from Ginnie Mae	1,477,371	1,133,359
Other assets	361,597	324,914
Total assets	$18,810,561	$16,928,676
Liabilities and Equity
Warehouse lines of credit	$7,650,963	$8,912,496
Derivative liabilities	256,608	26,574
Secured line of credit	2,290,000	1,200,000
Borrowings against investment securities	80,677	87,497
Accounts payable, accrued expenses and other	1,107,101	707,790
Accrued distributions and dividends payable	26,125	161,292
Senior notes	2,985,505	2,981,975
Operating lease liability (includes $94.7 million and $99.7 million with related parties)	95,228	100,596
Finance lease liability (includes $21.5 million and $22.9 million with related parties)	21,922	23,468
Loans eligible for repurchase from Ginnie Mae	1,477,371	1,133,359
Total liabilities	15,991,500	15,335,047
Redeemable Preferred Stock
Series A-1 preferred stock, $0.0001 par value; 1,500,000 shares issued and outstanding (current redemption value of $2,100,000)	1,363,772	—
Series A-2 preferred stock, $0.0001 par value; 150,000 shares issued and outstanding (current redemption value of $210,000)	136,378	—
Total redeemable preferred stock	1,500,150	—
Equity:
Preferred stock, $0.0001 par value - 98,350,000 and 100,000,000 shares authorized as of September 30, 2026 and December 31, 2025, respectively; none issued and outstanding as of either date.	—	—
Class A common stock, $0.0001 par value - 4,000,000,000 shares authorized, 345,098,878 and 268,415,480 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	35	27
Class B common stock, $0.0001 par value - 1,700,000,000 shares authorized, none issued and outstanding as of September 30, 2026 or December 31, 2025	—	—
Class C common stock, $0.0001 par value - 1,700,000,000 shares authorized, none issued and outstanding as of September 30, 2026 or December 31, 2025	—	—
Class D common stock, $0.0001 par value - 1,700,000,000 shares authorized, 1,261,862,603 and 1,331,482,620 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	126	133
Additional paid-in capital	46,438	9,910
Retained earnings	150,021	189,447
Non-controlling interest	1,122,291	1,394,112
Total equity	1,318,911	1,593,629
Total liabilities, redeemable preferred stock and equity	$18,810,561	$16,928,676

UWM HOLDINGS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except shares and per share amounts)
(Unaudited)

	For the three months ended
	September 30, 2026	June 30, 2026	September 30, 2025
Revenue
Loan production income	$414,976	$527,217	$542,144
Loan servicing income	246,621	220,503	169,019
Interest income	149,496	140,283	132,089
Total revenue	811,093	888,003	843,252
Other gains (losses)
Change in fair value of mortgage servicing rights	470,324	(122,683)	(307,825)
Gain (loss) on other interest rate derivatives	(481,537)	(603,191)	27,813
Other gains (losses), net	(11,213)	(725,874)	(280,012)
Expenses
Salaries, commissions and benefits	197,683	213,044	222,760
Direct loan production costs	52,571	72,161	64,213
Marketing, travel, and entertainment	32,545	35,588	23,410
Depreciation and amortization	14,611	14,655	12,747
General and administrative	74,067	89,748	62,243
Servicing costs	34,062	49,745	33,928
Interest expense	164,816	158,939	132,084
Other expense	5,824	1,170	(815)
Total expenses	576,179	635,050	550,570
Earnings (loss) before income taxes	223,701	(472,921)	12,670
Provision (benefit) for income taxes	11,131	(21,019)	582
Net income (loss)	212,570	(451,902)	12,088
Net income (loss) attributable to non-controlling interest	157,048	(371,308)	13,350
Net income (loss) attributable to UWM Holdings Corporation	55,522	(80,594)	(1,262)
Less: Preferred stock dividends	26,125	—	—
Net income (loss) available to Class A common shareholders	$29,397	$(80,594)	$(1,262)

Earnings (loss) per share of Class A common stock:
Basic	$0.09	$(0.24)	$(0.01)
Diluted	$0.09	$(0.24)	$(0.01)
Weighted average shares outstanding:
Basic	343,280,299	337,525,247	221,354,499
Diluted	343,280,299	337,525,247	221,354,499

Addendum to Exhibit 99.1
This addendum includes the Company's Consolidated Balance Sheets as of September 30, 2026, and the preceding four quarters and Statements of Operations for the quarter ended September 30, 2026, and the preceding four quarters for purposes of providing historical quarterly trending information to investors.

CONSOLIDATED BALANCE SHEETS
(in thousands, except shares and per share amounts)

	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Assets	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
Cash and cash equivalents, including restricted cash	$420,420	$498,407	$423,996	$503,364	$870,703
Mortgage loans at fair value	8,634,559	9,619,076	10,991,101	9,932,729	10,784,461
Derivative assets	292,840	83,601	124,490	37,567	91,446
Investment securities at fair value, pledged	88,152	96,044	98,491	100,512	101,277
Accounts receivable, net	726,566	531,790	1,271,014	526,694	548,090
Mortgage servicing rights	6,527,159	5,311,465	4,591,855	4,073,781	3,308,585
Premises and equipment, net	173,134	174,559	180,523	180,199	164,985
Operating lease right-of-use asset	89,213	90,930	92,626	94,310	95,957
Finance lease right-of-use asset, net	19,550	20,116	20,681	21,247	21,219
Loans eligible for repurchase from Ginnie Mae	1,477,371	1,141,719	1,124,020	1,133,359	749,089
Other assets	361,597	372,835	347,457	324,914	286,525
Total assets	$18,810,561	$17,940,542	$19,266,244	$16,928,676	$17,022,337
Liabilities, Redeemable Preferred Stock and Equity
Warehouse lines of credit	$7,650,963	$8,600,078	$9,900,303	$8,912,496	$9,783,664
Derivative liabilities	256,608	33,566	337,817	26,574	41,209
Secured line of credit	2,290,000	2,950,000	2,000,000	1,200,000	—
Borrowings against investment securities	80,677	83,660	86,724	87,497	87,142
Accounts payable, accrued expenses and other	1,107,101	881,997	949,788	707,790	706,993
Accrued distributions and dividends payable	26,125	160,411	161,773	161,292	160,846
Senior notes	2,985,505	2,984,328	2,983,152	2,981,975	3,780,620
Operating lease liability	95,228	97,034	98,811	100,596	102,333
Finance lease liability	21,922	22,441	22,955	23,468	23,363
Loans eligible for repurchase from Ginnie Mae	1,477,371	1,141,719	1,124,020	1,133,359	749,089
Total liabilities	15,991,500	16,955,234	17,665,343	15,335,047	15,435,259
Redeemable Preferred Stock
Series A-1 preferred stock, $0.0001 par value; 1,500,000 shares issued and outstanding (current redemption value of $2,100,000)	1,363,772	—	—	—	—
Series A-2 preferred stock, $0.0001 par value; 150,000 shares issued and outstanding (current redemption value of $210,000)	136,378	—	—	—	—
Total redeemable preferred stock	1,500,150	—	—	—	—
Equity:
Preferred stock, $0.0001 par value - 98,350,000 shares authorized as of September 30, 2026 and 100,000,000 shares authorized as of all other periods presented; none issued and outstanding as of all periods presented.	—	—	—	—	—
Class A common stock, $0.0001 par value - 4,000,000,000 shares authorized; shares issued and outstanding - 345,098,878 as of September 30, 2026, 342,247,135 as of June 30, 2026, 312,883,751 as of March 31, 2026, 268,415,480 as of December 31, 2025 and 234,291,930 as of September 30, 2025	35	34	31	27	23
Class B common stock, $0.0001 par value - 1,700,000,000 shares authorized, none issued and outstanding as of each of the periods presented	—	—	—	—	—
Class C common stock, $0.0001 par value - 1,700,000,000 shares authorized, none issued and outstanding as of each of the periods presented	—	—	—	—	—
Class D common stock, $0.0001 par value - 1,700,000,000 shares authorized; shares issued and outstanding - 1,261,862,603 as of September 30, 2026, 1,261,862,603 as of June 30, 2026, 1,287,482,620 as of March 31, 2026, 1,331,482,620 as of December 31, 2025 and 1,365,482,620 as of September 30, 2025	126	126	129	133	137
Additional paid-in capital	46,438	15,032	12,593	9,910	7,579
Retained earnings	150,021	118,646	216,768	189,447	169,935
Non-controlling interest	1,122,291	851,470	1,371,380	1,394,112	1,409,404
Total equity	1,318,911	985,308	1,600,901	1,593,629	1,587,078
Total liabilities, redeemable preferred stock and equity	$18,810,561	$17,940,542	$19,266,244	$16,928,676	$17,022,337

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except shares and per share amounts)
(Unaudited)

	For the three months ended
	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Revenue
Loan production income	$414,976	$527,217	$554,572	$603,364	$542,144
Loan servicing income	246,621	220,503	213,379	186,392	169,019
Interest income	149,496	140,283	133,476	155,491	132,089
Total revenue	811,093	888,003	901,427	945,247	843,252
Other gains (losses)
Change in fair value of mortgage servicing rights	470,324	(122,683)	(10,335)	(247,617)	(307,825)
Gain (loss) on other interest rate derivatives	(481,537)	(603,191)	(138,198)	61,409	27,813
Other gains (losses), net	(11,213)	(725,874)	(148,533)	(186,208)	(280,012)
Expenses
Salaries, commissions and benefits	197,683	213,044	224,554	224,192	222,760
Direct loan production costs	52,571	72,161	60,505	55,141	64,213
Marketing, travel, and entertainment	32,545	35,588	30,878	34,212	23,410
Depreciation and amortization	14,611	14,655	14,385	13,757	12,747
General and administrative	74,067	89,748	59,034	73,670	62,243
Servicing costs	34,062	49,745	43,067	46,184	33,928
Interest expense	164,816	158,939	140,765	144,833	132,084
Other expense (income)	5,824	1,170	2,206	(2,574)	(815)
Total expenses	576,179	635,050	575,394	589,415	550,570
Earnings (loss) before income taxes	223,701	(472,921)	177,500	169,624	12,670
Provision (benefit) for income taxes	11,131	(21,019)	7,126	5,140	582
Net income (loss)	212,570	(451,902)	170,374	164,484	12,088
Net income (loss) attributable to non-controlling interest	157,048	(371,308)	145,073	145,072	13,350
Net income (loss) attributable to UWMC	$55,522	$(80,594)	$25,301	$19,412	$(1,262)
Less: Preferred stock dividends	26,125	—	$—	$—	$—
Net income (loss) available to Class A common shareholders	29,397	(80,594)	$25,301	$19,412	$(1,262)

Earnings (loss) per share of Class A common stock:
Basic	$0.09	$(0.24)	$0.09	$0.08	$(0.01)
Diluted	$0.09	$(0.24)	$0.09	$0.08	$(0.01)
Weighted average shares outstanding:
Basic	343,280,299	337,525,247	292,122,233	256,913,262	221,354,499
Diluted	343,280,299	337,525,247	1,600,064,853	256,913,262	221,354,499